Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-01006, 333-27995, 333-55999, 333-70485, 333-39172, 333-39218, 333-39224, 333-63198, 333-90398, 333-106253, 333-116249, 333-143848, 333-160178, 333-167480, 333-175273, 333-189438, 333-206320, 333-206808, 333-212402 and 333-218941), Form S-3 (No. 333-222066) and Form S-4 (No. 333-228935) of Denbury Resources Inc. of our report dated February 28, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Dallas, Texas
February 28, 2019